Exhibit 99.28(h)(4)

EXHIBIT A

THIS EXHIBIT A, amended and restated effective as of September 6, 2012 is Exhibit A to that certain Sub-Administration and Accounting Services Agreement dated as of November 5, 2011 between BNY Mellon Investment Servicing (US) Inc. and Touchstone Advisors, Inc.

Fund Name	Portfolio
Touchstone Strategic Trust (3/31 FYE) (12/31 FYE) (6/30 FYE)

Touchstone Focused Fund

Touchstone Diversified Small Cap Growth Fund

Touchstone Growth Opportunities Fund

Touchstone Large Cap Growth Fund

Touchstone Mid Cap Growth Fund

Touchstone International Value Fund

Touchstone Micro Cap Value Fund

Touchstone Small Company Value Fund

Touchstone Strategic Income Fund

Touchstone Balanced Allocation Fund

Touchstone Conservative Allocation Fund

Touchstone Growth Allocation Fund

Touchstone Moderate Growth Allocation Fund

Touchstone Dynamic Equity Fund

Touchstone Emerging Growth Fund

Touchstone International Equity Fund

Touchstone Capital Growth Fund

Touchstone International Small Cap Fund

Touchstone Mid Cap Value Opportunities Fund

Touchstone Small Cap Value Opportunities Fund

Touchstone U.S. Long/Short Fund

Touchstone Value Fund

Touchstone Tax-Free Trust (6/30 FYE)	Touchstone Ohio Tax-Free Bond Fund Touchstone Ohio Tax-Free Money Market Fund* Touchstone Tax-Free Money Market Fund*

Touchstone Investment Trust (9/30 FYE)	Touchstone Core Bond Fund Touchstone High Yield Fund Touchstone Institutional Money Market Fund* Touchstone Money Market Fund*

Touchstone Institutional Funds Trust (12/31 FYE)	Touchstone Sands Capital Institutional Growth Fund

Touchstone Variable Series Trust (12/31 FYE)

Touchstone VT Baron Small Cap Growth Fund

Touchstone VT Core Bond Fund

Touchstone VT High Yield Fund

Touchstone VT Large Cap Core Equity Fund

Touchstone VT Mid Cap Growth Fund

Touchstone VT Money Market Fund*

Touchstone VT Third Avenue Value Fund

Touchstone VT Aggressive ETF Fund

Touchstone VT Conservative ETF Fund

Touchstone VT Enhanced ETF Fund Touchstone VT Moderate ETF Fund

Touchstone Funds Group Trust (9/30 FYE)

Touchstone Emerging Markets Equity Fund

Touchstone Emerging Markets Equity Fund II

Touchstone Focused Equity Fund

Touchstone Global Equity Fund

Touchstone Global Real Estate Fund

Touchstone International Fixed Income Fund

Touchstone Large Cap Relative Value Fund

Touchstone Market Neutral Equity Fund

Touchstone Mid Cap Fund

Touchstone Mid Cap Value Fund

Touchstone Premium Yield Equity Fund

Touchstone Sands Capital Select Growth Fund

Touchstone Short Duration Fixed Income Fund

Touchstone Small Cap Core Fund

Touchstone Small Cap Value Fund

Touchstone Total Return Bond Fund

Touchstone Ultra Short Duration Fixed Income Fund

Touchstone Merger Arbitrage Fund

*Money Market Fund Services.

IN WITNESS WHEREOF, the parties hereto have caused this amended and restated Exhibit A to be executed by their officers designated below effective as of the date and year first above written.

BNY MELLON INVESTMENT SERVICING (US) INC.

By:	/s/ Jay F. Nusblatt
Name:	Jay F. Nusblatt
Title:	Executive Vice President
Date:	9/18/12

TOUCHSTONE ADVISORS, INC.

By:	/s/ Terrie Wiedenheft
Name:	Terrie Wiedenheft
Title:	Chief Financial Officer/Chief Operating Officer
Date:	9/4/12

By:	/s/ Jill T. McGruder
Name:	Jill T. McGruder
Title:	Chief Executive Officer
Date:	9/4/12